                                                                    EXHIBIT 23.1


Ford Motor Company
The American Road
Dearborn, MI  48121

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 1999 relating to the financial statements, which appears in Ford Motor Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 21, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP


Detroit, Michigan
August 26, 1999